Exhibit 10.12
Summary of Non-Employee Director Compensation Program
The Board of Directors (the “Board”) of Concert Pharmaceuticals, Inc. (the “Company”) has approved the following non-employee director compensation program.
Each non-employee director will receive a cash retainer for service on the Board and for service on each committee of which the director is a member. The Chairman of the Board and the chair of each committee will receive higher retainers for such service. These fees are payable quarterly in arrears, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on the Board or a committee. The fees paid to non-employee directors for their service on the Board and for their service on each committee of the Board of which the director is a member are as follows:

	Member Annual Retainer	Chair Annual Retainer
Board of Directors	$40,000	$70,000
Audit Committee	$10,000	$20,000
Compensation Committee	$7,500	$15,000
Nominating and Corporate Governance Committee	$5,000	$10,000
Non-employee directors may elect to receive all or a portion of their cash retainer for the one-year period following each annual meeting of stockholders in the form of a stock option award. The option will be granted on the date of the first Board meeting held after the annual meeting of stockholders that marks the beginning of the one-year period. The number of shares subject to the option will be calculated using the fair value of a share of the Company’s common stock on the date of grant. These options will vest in equal quarterly installments over a one-year period measured from the date of the annual meeting of stockholders that marks the beginning of the one-year period, subject to the director’s continued service as a director, and will vest in full on the date that is one business day prior to the date of the Company’s next annual meeting of stockholders (if earlier than the one-year anniversary of the annual meeting of stockholders that marks the beginning of the one-year period).
In addition, on the date of the first Board meeting held after each annual meeting of stockholders, each non-employee director that has served on the Board for at least six months will receive an equity award, comprised of an option to purchase shares of the Company’s common stock and restricted stock units, that targets the 50th percentile of equity awards made by the Company’s peer group companies to their respective directors on an annual basis based on value and percent of company, as determined by the Company’s independent compensation consultant. Half of the award will consist of an option, the number of shares underlying which will be based on the average fair value of the Company’s common stock over the 30-day period ending on the March 31 preceding the date of grant. The other half of the award will consist of a number of restricted stock units equal to half of the number of shares underlying the option. These options will vest in equal quarterly installments over a one-year period measured from the date of grant, subject to the director’s continued service as a director. These restricted stock units will vest on the one-year anniversary of the date of grant, subject to the director’s continued service as a director. These options and restricted stock units will also vest in full on the earlier of (i) the date that is one business day prior to the date of the Company’s next annual meeting of stockholders (if earlier than the one-year anniversary of the date of grant) and (ii) a change in control of the Company.

In addition, each new non-employee director elected to the Board will receive an equity award, comprised of an option to purchase shares of the Company’s common stock and restricted stock units, that targets two times the 50th percentile of equity awards made by the Company’s peer group companies to their respective directors on an annual basis based on value and percent of company, as determined by the Company’s independent compensation consultant. Half of the award will consist of an option, the number of shares underlying which will be based on the average fair value of the Company’s common stock over the 30-day period ending on the day before the director was elected to the Board. The other half of the award will consist of a number of restricted stock units equal to half of the number of shares underlying the option. These options will vest in equal quarterly installments over a three-year period measured from the date of grant, subject to the director’s continued service as a director. These restricted stock units will vest in equal annual installments over a three-year period measured from the date of grant, subject to the director’s continued service as a director. These options and restricted stock units will also vest in full upon a change in control of the Company.
The exercise price of all options granted to non-employee directors will equal the closing market price of the Company’s common stock on the date of grant.
The Company will also reimburse non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.